Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Rigetti Computing, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule(3)	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 456(b) and Rule 457(r)	-	-	-	-	-
	Equity	Preferred Stock, $0.0001 par value per share	Rule 456(b) and Rule 457(r)	-	-	-	-	-
	Other	Warrants(4)	Rule 456(b) and Rule 457(r)	-	-	-	-	-
	Debt	Debt Securities(5)	Rule 456(b) and Rule 457(r)	-	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-		-	-	-	-	-
	Total Offering Amounts					-		-
	Total Fees Previously Paid							-
	Total Fee Offsets							$7,380 (6)
	Net Fee Due							-

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid With Fee Offset Source
Rule 457(p)
Fees Offset Claims	Rigetti Computing, Inc.	S-3	333-275988	12/11/2023		$7,380 (6)	Unallocated (Universal) Shelf	(6)	(6)	$50,000,000
Fees Offset Sources	Rigetti Computing, Inc.	S-3	333-275988		12/11/2023						$7,380(6)

(1)	The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement.

(2)	The amount to be registered consists of an indeterminate amount of the securities of each identified class as may from time to time be offered at indeterminate prices. This registration statement also covers an indeterminate amount of the identified classes of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. No separate consideration will be received for guarantees of debt securities registered hereunder.

(3)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a on a “pay as you go” basis and will utilize the offset pursuant to Rule 457(p) as described in footnote 6. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(4)	The warrants covered by this registration statement may be warrants for common stock, preferred stock or debt securities.

(5)	This registration statement covers senior and subordinated debt securities of the registrant.

(6)	The registrant previously registered an indeterminate amount of securities having an aggregate offering price of up to $250,000,000 pursuant to a Registration Statement on Form S-3 No. 333-275988, filed on December 11, 2023 and declared effective on December 19, 2023 (the “2023 Registration Statement”), and paid a total registration fee of $36,900 on the registration of $250,000,000 newly registered securities thereunder. The Registrant sold an aggregate of $200,000,000 of such securities under the 2023 Registration Statement, leaving the balance of $50,000,000 (the “2023 Unsold Securities”), representing $7,380 in registration fees, of such 2023 Unsold Securities under the 2023 Registration Statement. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement. The offering of such 2023 Unsold Securities from the 2023 Registration Statement has been terminated.